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                                                                    EXHIBIT 99.1



FOR IMMEDIATE RELEASE
JANUARY 19, 2001


              ARCHER DANIELS MIDLAND REPORTS SECOND QUARTER RESULTS


DECATUR, IL -- JANUARY 19, 2001 -- ARCHER DANIELS MIDLAND (NYSE: ADM)

o SECOND QUARTER EARNINGS PER SHARE WERE $0.20, UP FROM $0.16 IN LAST YEAR'S SECOND QUARTER.

    - Earnings from operations increased 11% to $229 million compared with the year-ago quarter.

    - Results were driven primarily by improvements in ethanol, feed and cocoa product categories.

o EFFORTS TO IMPROVE ASSET UTILIZATION AND REDUCE COSTS ARE HAVING A POSITIVE IMPACT ON RESULTS.

    - Feed: last year's restructuring contributed to substantially improved results.

    - Cocoa: plant closings and production shifts among plants are improving productivity.

    - Oilseed crushing: ADM's capacity reductions during 2000 are increasing asset utilization.


SECOND QUARTER AND SIX-MONTH HIGHLIGHTS
(Amounts in thousands, except per share data and percentages)
------------------------------- -------------------------- --------- -------------------------- --------
                                   SECOND QUARTER ENDED       %           SIX MONTHS ENDED        %
                                  12/31/00      12/31/99    Change     12/31/00      12/31/99   Change
------------------------------- ------------- ------------ --------- ------------- ------------ --------
Net Sales and Other Operating
     Income                     $4,940,999    $4,615,421       7%     $9,575,783    $9,226,687      4%

Earnings from Operations        $  228,865    $  206,797      11%     $  343,450    $  308,382     11%

Net Earnings                    $  124,607    $  101,920      22%     $  234,036    $  138,287     69%

Earnings per Share (1)          $     0.20    $     0.16      25%     $     0.37    $     0.22     68%

Average Shares Outstanding         633,402       639,210     (1)%        632,992       640,489    (1)%
------------------------------- ----------    ----------    -----     ----------    ----------   -----

(1) Includes net gains from
sales of investments            $     0.00    $     0.01              $     0.12    $     0.01
------------------------------- ----------    ----------    -----     ----------    ----------   -----



================================================================================

"We are encouraged by our progress in the second quarter, especially in our core operations. Ongoing initiatives to rationalize capacity and shift production among our plants are not only increasing our asset utilization, they're having a positive impact on market conditions as well. Looking ahead, ADM's outlook is buoyed by current improvement in several key markets and intensified efforts to strengthen the returns of our businesses."

                -- G. Allen Andreas, Chairman and Chief Executive

================================================================================

                                     -MORE-


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Archer Daniels Midland
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SECOND QUARTER RESULTS

Net earnings for the second quarter ended December 31, 2000 were $125 million or $0.20 per share, compared with $102 million or $0.16 per share in last year's second quarter.

Second quarter earnings from operations increased 11% to $229 million, compared with $207 million in last year's second quarter. The increase was driven by improvements in ethanol, feed, and cocoa product categories, although results were negatively impacted by increased energy costs.

During the second quarter, feed improved considerably due primarily to last year's restructuring, which resulted in reduced costs, lower headcount and streamlined operations. Demand continued to be strong for ethanol, mainly as a result of an ongoing market shift from MTBE to ethanol for use as a gasoline additive. Second quarter results were reduced by weak industrywide corn sweetener prices, although in recent weeks new contract prices have improved. Cocoa profitability increased, resulting from both stronger product demand and restructuring efforts over the past two years to reduce capacity, shift production and streamline ADM's product offering. Fundamentals in oilseed crushing improved as soybean product demand rose in key international markets, driven by improving Asian economies and greater use of soybean meal in Europe to feed livestock due to concerns about Mad Cow disease. Oilseed crushing margins were also strengthened by ADM's reductions in capacity and shifts in production among plants.


SIX-MONTH RESULTS

Net earnings for the six months ended December 31, 2000 were $234 million or $0.37 per share, compared with $138 million or $0.22 per share in last year's six-month period. Six-month earnings from operations increased 11% to $344 million, up from $308 million in the year-ago period. Six month earnings ended December 31, 2000 included net gains from sales of investments of $0.12 per share, compared to $0.01 per share in the six months ended December 31,1999.


CONFERENCE CALL INFORMATION

Archer Daniels Midland will hold a conference call to discuss second quarter results at 1:00 pm CDT on January 19, 2001. To participate in the live conference call on listen-only mode, please dial 800-305-1078 at least five minutes before the call begins. To listen to a live broadcast via the Internet, please access the ADM Web site at http://www.admworld.com . A replay will be available on ADM's Web site for approximately 90 days.


                                     -MORE-


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Archer Daniels Midland
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Archer Daniels Midland (ADM) is a world leader in agricultural processing. The company is the world's largest processor of soybeans, corn, wheat and cocoa. ADM is also a leader in soy meal and oil, ethanol, high fructose corn syrup (HFCS), and flour. In addition, ADM is building a position in such value-added products as food additives and nutraceuticals (such as Vitamin E and sterols). Headquartered in Decatur, Illinois, ADM is listed on the New York Stock Exchange under the ticker symbol ADM. Additional information can be found on ADM's Web site at http://www.admworld.com.


Some of the above comments constitute forward-looking statements that reflect management's current views and estimates of future economic circumstances, industry conditions, Company performance, and financial results. The statements are based on many assumptions and factors including availability and prices of raw materials, product pricing, competitive environment and related market conditions, operating efficiencies, access to capital, and actions of governments. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the company's Form 10-K for the fiscal year ended June 30, 2000. Any changes in such assumptions of factors could produce significantly different results.

CONTACTS:
Larry Cunningham                                   Dwight Grimestad
Senior Vice President Corporate Affairs            Vice President, Investor
217/424-5413                                       Relations
                                                   217/424-4586


                            (FINANCIAL TABLE FOLLOWS)


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 Archer Daniels Midland
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 ARCHER DANIELS MIDLAND COMPANY
 CONSOLIDATED STATEMENTS OF EARNINGS (unaudited)


                                                     Three months ended December 31             Six months ended December 31
                                                        2000               1999                   2000                 1999
                                                    ------------       -------------         -------------        -------------
                                                                    (in thousands, except per share amounts)
 Net sales and other operating income *             $  4,940,999        $  4,615,421         $   9,575,783        $   9,226,687
 Cost of products sold and other operating costs       4,524,691           4,209,148             8,875,567            8,548,094
                                                    ------------        ------------         -------------        -------------
    Gross Profit                                         416,308             406,273               700,216              678,593
 Selling, general and administrative expenses            187,443             199,476               356,766              370,211
                                                    ------------        ------------         -------------        -------------
    Earnings from operations                             228,865             206,797               343,450              308,382
 Other income (expense)                                  (44,262)            (53,534)              (42,658)            (100,433)
                                                    ------------        ------------         -------------        -------------
    Earnings before income taxes                         184,603             153,263               300,792              207,949
 Income taxes                                             59,996              51,343                66,756               69,662
                                                    ------------        ------------          ------------        -------------
    Net earnings                                    $    124,607        $    101,920          $    234,036        $     138,287
                                                    ============        ============          ============        =============

 Basic and diluted earnings per common share        $       0.20        $       0.16          $       0.37        $        0.22

 Average number of common shares outstanding             633,402             639,210               632,992              640,489
                                                    ============        ============          ============        =============

 Other income (expense) consists of:
    Investment income                               $     43,414        $     31,237              $ 79,732             $ 62,084
    Interest expense                                     (99,470)            (99,519)             (200,670)            (184,958)
    Net gain (loss) on marketable securities
    transactions                                             562               6,685               (25,148)              12,677
    Equity in earnings (losses) of affiliates             10,258               5,634                95,414                5,474
    Other                                                    974               2,429                 8,014                4,290
                                                    ------------        ------------          ------------        -------------
                                                    $    (44,262)       $    (53,534)         $    (42,658)       $    (100,433)
                                                    ============        ============          ============        =============


 * Effective Fiscal 2001, the Company adopted Emerging Issues Task Force Issue #99-19, "Reporting Revenue Gross as a Principal versus Net as an Agent." The adoption of this issue results in the Company reporting the total sales value of grain merchandised, in lieu of net margins from grain merchandised, in the "Net sales and other operating income" category. The "Gross profit" category is unchanged as costs related to the grain merchandised are now reported in the "Cost of products sold and other operating costs" category. Prior year amounts have been reclassified to conform to this change.

                             ###